UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington, MI	48334
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02    Results of Operations and Financial Condition.

On April 16, 2010, the Registrant issued a press release announcing its financial results for the fiscal year ended December 31, 2009. Specifically, it noted that the Company had a sales increase of 32% for Fiscal 2009 over Fiscal 2008 and posted a Gross Profit of $102,386 -- approximately 31% of its Gross Sales marking the first time that the Company had posted a positive Gross Profit figure.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in the filing. The inclusion of any information in this Item 2.02 is not an admission as to the materiality of the information.

SECTION 9 – FINANCIAL STATEMENTS and EXHIBITS

ITEM 9.01(d)    EXHIBITS

Exhibit Number	Description

99.1	April 16, 2010 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: April 16, 2010	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer and Chairman